WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                             934
<SECURITIES>                                         0
<RECEIVABLES>                                   11,509
<ALLOWANCES>                                         0
<INVENTORY>                                      9,984
<CURRENT-ASSETS>                                24,184
<PP&E>                                          68,361
<DEPRECIATION>                                  21,214
<TOTAL-ASSETS>                                  83,767
<CURRENT-LIABILITIES>                           28,096
<BONDS>                                         41,987
<PREFERRED-MANDATORY>                           20,063
<PREFERRED>                                          0
<COMMON>                                      (19,180)
<OTHER-SE>                                       (869)
<TOTAL-LIABILITY-AND-EQUITY>                    83,767
<SALES>                                        209,205
<TOTAL-REVENUES>                               209,205
<CGS>                                          203,003
<TOTAL-COSTS>                                  203,003
<OTHER-EXPENSES>                                 1,713
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               2,496
<INCOME-PRETAX>                                (3,748)
<INCOME-TAX>                                        2
<INCOME-CONTINUING>                            (3,750)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (3,750)
<EPS-PRIMARY>                                    (.91)
<EPS-DILUTED>                                    (.91)


                    FIRST AMENDMENT TO SIXTH
              RESTATED AND AMENDED CREDIT AGREEMENT


          THIS FIRST AMENDMENT TO SIXTH RESTATED AND AMENDED
CREDIT AGREEMENT, dated as of April 15, 1998 (this "First
Amendment"), amends the Sixth Restated and Amended Credit
Agreement dated as of December 30, 1997 (the "Credit Agreement") by and among PRIDE COMPANIES, L.P. (the "Borrower"), PRIDE
REFINING, INC., PRIDE SGP, INC., DESULFUR PARTNERSHIP, PRIDE
MARKETING OF TEXAS (CEDAR WIND), INC. and PRIDE BORGER, INC.
(collectively, the "Guarantors") and VARDE PARTNERS, INC., as
Lender (the "Lender"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

          WHEREAS, the Borrower, the Guarantors and the Lender have entered into the Credit Agreement; and

          WHEREAS, the parties desire to amend the Credit
Agreement as hereinafter set forth;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1 Amendments. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined in
Section 4 below), the Credit Agreement shall be amended as set forth below:

          1.1 Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

          "Consolidated EBITDA" shall mean, for any period, the gross revenues of the Borrower and its Subsidiaries from operations, determined in accordance with GAAP on a Consolidated basis, minus (a) the sum of (i) the cost of operations of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP on a Consolidated basis, and (ii) the selling, general and administrative expenses of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP on a Consolidated basis plus (b) all amounts included in clause (a) as deductions in respect of depreciation and amortization;
     provided, that, for the purposes of calculating compliance with the provisions of Sections 6.2(a), (b) and (c) hereof
     (and for no other purpose of this Agreement) (1) the Consolidated EBITDA for each of the four consecutive fiscal quarters of the Borrower commencing January 1, 1997 and ending December 31, 1997 shall be assumed to be one-quarter of (x) the actual Consolidated EBITDA of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1997 excluding (y) the lesser of the accrual taken in such fiscal year with respect to the Refinery conversion expenses or $1,800,000, (2) that any writedown on or prior to December 31, 1998 of the Refinery assets associated with the Refinery conversion referred to in the proviso to clause (c) of the definition of "Consolidated Net Income" herein, to the extent that the same would reflect both a non-cash item and a reduction of Consolidated EBITDA, shall not be deducted in calculating Consolidated EBITDA, (3) that non-cash losses or gains realized on the sale of inventory layers (consisting of 625,367 barrels at a cost of $13.49/barrel or 118,012 barrels at a cost of $28.69/barrel) between March 1, 1998 and December 31, 1998 shall be added in the case of a loss, and subtracted in the case of a gain, in calculating Consolidated EBITDA, and (4) that to the extent that capitalized processing costs associated with Refinery operations increase or decrease after December 31, 1997 such increase or decrease will be, respectively, subtracted or added in calculating Consolidated EBITDA.

          "Consolidated Excess Cash Flow" shall mean, for any period, the total of: (a) Consolidated Operating Cash Flow, minus (b) Consolidated Debt Service (but in no event including contingent prepayments required by Section 2.7), minus (c) Discretionary Capital Expenditures (to the extent not financed by debt for borrowed money), plus or minus (d) other cash income or cash expense, respectively, to the extent not included in Section 2.7(c), 2.7(d) or 2.7(e) or in (a), (b) or (c) above but included in determining net income determined in accordance with GAAP.

          "Consolidated Operating Cash Flow" shall mean, for any period, the remainder of Consolidated EBITDA for such period, minus the Non-Discretionary Capital Expenditures of the Borrower and its Subsidiaries for such period, minus the amounts of all taxes based upon or measured by net income paid or payable by the Borrower and its Subsidiaries for such period. For the purpose of determining Consolidated
     Operating Cash Flow, Non-Discretionary Capital Expenditures will be deemed to be $187,500 for each of the fiscal quarters ended March 31, June 30, September 30 and December
     31, 1997.

          "Interest Rate" shall mean (a) with respect to each Term Loan (i) from the Effective Date until but not including the Refinancing Date, a rate per annum equal to the lesser of (x) the rate per annum set forth on Schedule
     1.1 hereto set forth opposite each Term Loan for the applicable year and (y) the Maximum Rate, (ii) from and including the Refinancing Date until the Maturity Date, a rate per annum equal to the lesser of (x) the rate per annum set forth on Schedule 1.2 hereto set forth opposite each Term Loan for the applicable year and (y) the Maximum Rate, and (iii) if the Refinancing Date shall not occur prior to the Stage 3 Closing Date, from the Stage 3 Closing Date until the Maturity Date, a rate per annum equal to the lesser of (x) a rate per annum equal to the rate per annum set forth on Schedule 1.3 hereto set forth opposite each Term Loan for the applicable year and (y) the Maximum Rate and (b) with respect to each Revolving Credit Loan, eleven percent (11%) per annum.

          "Loans" shall mean, collectively, the Term Loans and the Revolving Credit Loans.

          "Notes" shall mean, collectively, the Revolving Credit
     Note, the Series A Term Notes, the Series B-1 Term Note, the
     Series B-2 Term Note, the Series B-3 Term Note and the
     Series C Term Note, each in substantially the form set forth as Exhibit "A" hereto.

          "Pride SGP Securities" shall mean the Indebtedness of the Borrower to Pride SGP and the Series E and F Preferred
     Units of the Borrower more fully described in Exhibit 5.1.9 to the BankBoston Credit Agreement.

          1.2 Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of "Consolidated Net
Income" by deleting from paragraph (c) of such definition the figure "$30,000,000" and substituting in lieu thereof the figure
"$40,000,000".

          1.3 Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definitions in the appropriate alphabetical position:

          "Administration Fee" has the meaning specified in
Section 2.5(a).

          "Available Commitment" shall mean, at any time, an amount equal to the excess, if any, of (a) the amount of the Revolving Credit Commitment over (b) the aggregate principal amount of all Revolving Credit Loans then outstanding plus
     Deferred Amortization.

          "BankBoston Borrowing Base Certificate" shall mean the borrowing base report required to be delivered to BankBoston pursuant to Section 6.4.4 of the BankBoston Credit
     Agreement.

          "Borrowing" shall mean the incurrence of a Revolving
     Credit Loan on a single date.

          "Borrowing Base" shall mean on any day an amount, based upon the most recent BankBoston Borrowing Base Certificate
     (or if such certificate is not available, then upon the Borrower's good faith estimate of financial performance for such period), equal to the excess, if any, of (a) the sum of
     (i) the aggregate amount of Revolving Loans (as defined in the BankBoston Credit Agreement) outstanding plus (ii) the Letter of Credit Exposure (as defined in the BankBoston
     Credit Agreement) over (b) the Borrowing Base (as defined in the BankBoston Credit Agreement); provided, however, that the Borrowing Base shall be reduced by an amount equal to the sum of (i) Non-Discretionary Capital Expenditures which exceed $750,000 for the last nine months of 1998, plus
     (ii) Discretionary Capital Expenditures which exceed
     $370,000 for the last nine months of 1998, plus
     (iii) closure costs relating to the Refinery which exceed
     $1,200,000 for the last nine months of 1998, plus
     (iv) severance costs which exceed $530,000 for the last nine months of 1998.

          "Borrowing Base Certificate" shall mean a certificate in form and detail satisfactory to the Lender, executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits thereto.

          "Borrowing Date" shall mean any Business Day specified in a notice pursuant to Section 2.4 as a date on which the Borrower requests the Lender to make a Revolving Credit
     Loan.

          "Commitment Period" shall mean the period from and including the First Amendment Effective Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitment shall terminate as provided herein.

          "Deferred Amortization" has the meaning specified in
     Section 2.6(ii).

          "First Amendment Effective Date" shall mean April 15,
     1998.

          "Notice of Borrowing" has the meaning specified in
     Section 2.4.

          "Repayment Amount" shall mean an amount equal to the sum of (i) 100% of the Revolving Commitments available to be drawn under the BankBoston Credit Agreement, plus (ii) 100% of the proceeds resulting from asset sales, new securities issues and litigation described in Sections 2.7(c), (d) or
     (e) of this Agreement.

          "Revolving Credit Commitment" shall mean the obligation of the Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed Two Million Dollars ($2,000,000) as such amount may be reduced from time to time in accordance with the terms of this Agreement.

          "Revolving Credit Loan" has the meaning specified in
     Section 2.2.

          "Revolving Credit Note" has the meaning specified in
     Section 2.3.

          "Revolving Credit Termination Date" shall mean January
     1, 1999.

          "Term Loans" shall mean, collectively, the Series A
     Term Loans, the Series B Term Loans and the Series C Term
     Loans.

          1.4 Section 1.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          1.3 Series and Types of Term Loans. Term Loans hereunder are distinguished by "Series". The "Series" of a Term Loan refers to whether such Term Loan is a Series A
     Term Loan, a Series B-1 Term Loan, a Series B-2 Term Loan, a
     Series B-3 Term Loan, or a Series C Term Loan, each of which constitutes a Series.

          1.5 Section 2.1 of the Credit Agreement is hereby amended by inserting the word "Term" immediately preceding the defined term "Loans" appearing in the last sentence of such section.

          1.6 Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          2.2  Revolving Credit Commitment.

          (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make revolving credit loans
     ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Available Commitment and the Borrowing Base. During the Commitment Period the Borrower may use the Revolving
     Credit Commitment by borrowing, prepaying the Revolving
     Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Borrower shall have the right, upon not less than five Business Days' notice to the Lender, to terminate the Revolving Credit Commitment or, from time to time, to reduce the amount of the Revolving Credit Commitment. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitment then in effect.

          1.7 Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          2.3  Revolving Credit Notes.  The Revolving Credit
     Loans made by the Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit
     A-6, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of the Lender and in a principal amount equal to the lesser of (a) the amount of the Revolving Credit Commitment and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender. The Revolving
     Credit Note shall (x) be dated the First Amendment Effective
     Date, (y) be stated to mature on the Revolving Credit
     Termination Date and (z) provide for the payment of interest in accordance with Section 2.6.

          1.8 Section 2.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          2.4  Procedure For Revolving Credit Borrowing.  (a) The
     Borrower may borrow under the Revolving Credit Commitment during the Commitment Period on any Business Day. The
     Borrower shall give the Lender irrevocable notice of each Borrowing hereunder by delivering a notice of borrowing in substantially the form of Exhibit K hereto (a "Notice of Borrowing") (which Notice of Borrowing must be received by the Lender prior to 12:00 P.M., New York City time, two
     Business Days prior to the requested Borrowing Date), specifying (A) the amount to be borrowed and (B) the requested Borrowing Date. Each Borrowing under the
     Revolving Credit Commitment shall be in an amount equal to $50,000 or a whole multiple thereof (or, if the then
     Available Commitment is less than $50,000, such lesser amount).

          (b) Upon receipt of any such notice from the Borrower, the Lender shall promptly make the amount of each Borrowing available to the Borrower on the Borrowing Date requested by the Borrower by wire transfer to an account designated by the Borrower with the aggregate of the amount made available to the Borrower by the Lender.

          1.9 Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          2.5 Administration Fee. (a) The Borrower agrees to pay to the Lender an administration fee (the "Administration
     Fee") equal to 5% of the amount of each Revolving Credit
     Loan made by the Lender to the Borrower on any Borrowing
     Date which, when added to the aggregate amount of Revolving
     Credit Loans then outstanding, exceeds the highest aggregate amount of Revolving Credit Loans outstanding at any time prior to such Borrowing Date during the Commitment Period;
     provided, that, for purposes of this Section 2.5 the Deferred Amortization shall be considered a Revolving Credit
     Loan made hereunder; provided, further, that the aggregate amount of all Administration Fees paid by the Borrower shall not exceed $100,000.

          (b)  Each Administration Fee shall be payable in the
     form of an additional Series B-3 Term Loan.   The Borrower
     agrees that each such Series B-3 Term Loan shall be deemed made on each Borrowing Date upon which a Revolving Credit
     Loan is made if the making of such Revolving Credit Loan
     results in an Administration Fee becoming payable pursuant to subsection (a) above.

          1.10 Section 2.6 of the Credit Agreement is hereby amended by amending and restating subsection (a) thereof in its entirety to read as follows:

          (a) Repayment. Borrower shall repay the outstanding principal balances of the Loans, together with accrued interest from time to time outstanding on such outstanding principal balances, as follows:

                    (i)  all accrued and unpaid interest on the
     Term Loans shall be due and payable on the Interest Payment
     Date, commencing on January 31, 1998, and continuing on each Interest Payment Date thereafter until the Maturity Date;
     provided, however, that on any date upon which interest shall be payable hereunder, the Borrower shall pay the applicable amount of PIK Interest hereunder on (x) the Series A Term Loan by adding the amount of such interest to the principal (such amount when so added, "Capitalized
     Series A Interest") of the Series A Term Loan (any such interest so added to the principal of such Series A Term
     Loan shall bear interest hereunder as if it had originally been part of the principal of the Series A Term Loan), and
     (y) the Series B-3 Term Loan by adding the amount of such interest to the principal of the Series B-3 Term Loan (and any such interest so added to the principal of such Series
     B-3 Term Loan shall bear interest hereunder as if it had originally been part of the principal of the Series B-3 Term
     Loan);

                    (ii) on each Principal Payment Date in each Year set forth below, the Borrower will pay to the Lender as a prepayment of the Series A Term Loan the lesser of (x) the amount set forth below for such date or (y) the amount of the Series A Term Loan then outstanding:

               Principal Payment Date        Amount
               ----------------------        --------
                    1998                     $375,000
                    1999                     $562,500
                    2000                     $625,000
                    2001                     $750,000
                    2002                     $750,000;

     provided, that, the Borrower shall defer each 1998 amortization payment as each such payment becomes due (all such amortization payments which are so deferred, collectively, the "Deferred Amortization"); provided, further, that upon such deferral by the Borrower, on each Principal Payment Date in each Year set forth below the Borrower will pay to the Lender as a prepayment of the Series A Term Loan the lesser of (x) the amount set forth below for such date or (y) the amount of the Series A Term
     Loan then outstanding:

               Principal Payment Date          Amount
               ----------------------        -----------
                    1998                     Deferred
                    1999                     $640,988.37
                    2000                     $712,209.30
                    2001                     $854,651.16
                    2002                     $854,651.16


                    (iii)     on December 31, 1998, the Borrower
     will pay to the Lender as a prepayment of the Series A Term
     Loan the amount of Capitalized Series A Interest then outstanding;

                    (iv) all amounts outstanding on all Term
     Loans shall be due and payable on the Maturity Date;

                    (v)  all accrued and unpaid interest on the
     Revolving Credit Loans shall be due and payable in arrears on the last day of each Month during the Commitment Period;
     and

                    (vi) all amounts outstanding on all Revolving
     Credit Loans shall be due and payable on the Revolving
     Credit Termination Date.

          1.11 Section 2.7(a) of the Credit Agreement is hereby amended by (i) inserting the phrase "to the Revolving Credit
Loans until all outstanding Revolving Credit Loans are prepaid in full, then" immediately following the phrase "shall be applied" in the second sentence of such subsection and (ii) inserting the word "Term" immediately preceding the defined term "Loans" in each instance where such defined term appears in such subsection.

          1.12 Section 2.7(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               (b)  Excess Cash Flow.  (i) Within five Business
     Days after the fifteenth day of each Month, Borrower shall pay to the Lender as a prepayment of Revolving Credit Loans an amount equal to the lesser of the aggregate amount of all Revolving Credit Loans then outstanding and the Repayment
     Amount;

                    (ii) On each Principal Payment Date in 1998, the Borrower shall pay to the Lender as a prepayment of Revolving Credit Loans an amount equal to the excess, if any, of (a) the amount of the Series A Term Loan due on such Principal Payment Date the payment of which is deferred under Section 2.6(a)(ii) over (b) the Available Commitment;
     and

                    (iii) Within five Business Days after the date annual financial statements have been (or are required to have been) furnished by the Borrower to the Lender in accordance with Section 6.1, commencing with such financial statements for the fiscal year ended December 31, 1998, the Borrower shall pay to the Lender as a prepayment of the Term
     Loans, to be applied as provided in Section 2.7(f), (a) an amount equal to 100% of Consolidated Excess Cash Flow from its most recently completed fiscal year, but only until the Deferred Amortization shall have been prepaid under this
     Section 2.7(b) and Sections 2.7(c), 2.7(d) and 2.7(e) and then only so long as after giving effect to such payment the Maximum Amount of Revolving Credit Outstanding (as defined in the BankBoston Credit Agreement) shall exceed by at least
     $1,000,000 the sum of the aggregate principal amount of loans made under Section 2.1.1 of the BankBoston Credit
     Agreement at the time outstanding plus the Letter of Credit
     Exposure (as defined in the BankBoston Credit Agreement) at the time in effect, and (b) after the Deferred Amortization shall have been prepaid under this Section 2.7(b) and Sections 2.7(c), 2.7(d) and 2.7(e), an amount equal to 75% of Consolidated Excess Cash Flow for its most recently completed fiscal year (or, if applicable, the portion of Consolidated Excess Cash Flow remaining after a payment on account of such year under the preceding clause (a)).

          1.13 Article IV of the Credit Agreement is hereby amended by inserting the following new Section 4.2 at the end thereof:

          4.2. Conditions to Each Revolving Credit Loan. The agreement of the Lender to make any Revolving Credit Loan requested to be made by it on any date (including, without limitation, its initial Revolving Credit Loan) is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

               (b) No Default. No default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loans requested to be made on such date.

               (c) Notice. The Lender shall have received a Notice of Borrowing as required by Section 2.4 which Notice of Borrowing shall be accompanied by a Borrowing Base
     Certificate demonstrating the Borrower's ability to incur
     Revolving Credit Loans.

               (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          Each Borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Revolving Credit Loan that the conditions contained in paragraphs (a) and (b) of this
     Section 4.2 have been satisfied and that after giving effect to such Borrowing the Borrower shall continue to be in compliance with the Borrowing Base.

          1.14 Section 6.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) Leverage Ratio. The Leverage Ratio shall not on the last day of each fiscal quarter of the Borrower ending on a date during each period specified below exceed the percentage set forth in the table below next to such period.

               Fiscal Quarter Ending         Percentage
               ---------------------------   ----------
               On December 31, 1997               350%

               On or after March 31, 1998
               and prior to March 31, 1999        385%

               On or after March 31, 1999
               and prior to December 31, 1999     300%

               On or after December 31, 1999      250%

          1.15 Section 6.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (b) Consolidated Interest Coverage. For each period of four consecutive fiscal quarters of the Borrower ending on a date during each period specified below, the Consolidated Interest Coverage shall equal or exceed the percentage set forth in the table below next to such period, measured as of the last day of such period.


               Fiscal Quarter Ending         Percentage
               ------------------------      ----------
               On December 31, 1998               125%

               On or after March 31, 1999
               and prior to December 31, 1999     175%

               On or after December 31, 1999
               and prior to December 31, 2000     200%

               On or after December 31, 2000
               and prior to December 31, 2001     225%

               On or after December 31, 2001      250%

          1.16 Section 6.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (c)  Consolidated Operating Cash Flow to Consolidated
     Debt Service. For each period of four consecutive fiscal quarters of the Borrower ending on a date during each period specified below, the Consolidated Operating Cash Flow shall equal or exceed the percentage of Consolidated Debt Service specified in the table below, measured as of the last day of such period.

               First Quarter Ending          Percentage
               -----------------------       ----------
               On or after March 31, 1998
               and prior to March  31, 1999       100%

               On or after March 31, 1999
               and prior to December 31, 1999     115%

               On or after December 31, 1999      120%

          1.17 Section 6.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (e) Consolidated Net Worth. Consolidated Net Worth shall at all times on and after December 31, 1997 equal or exceed the sum of (a) negative $21,531,885, plus (b) the amount by which Consolidated Net Worth has been increased after December 31, 1997 as a result of capital contributions, the issuance of partnership units or other equity interests of the Borrower or any of its Subsidiaries, the issuance of warrants, options, or other rights to acquire such partnership units or other equity interests or the exercise of warrants, options or other rights or the conversion of securities into such partnership units or other equity interests, plus (c) 50% of Consolidated Net
     Income (if positive) for each fiscal quarter of the Borrower thereafter, plus (d) 100% of the Net Equity Proceeds realized by the Borrower after December 31, 1997, minus (e) the amount of any net deductions to Consolidated EBITDA described in clause (3) or (4) of the provisio to the definition of "Consolidated EBITDA" set forth in
     Section 1.1, but only to the extent that such items account for negative Consolidated Net Income in any fiscal quarter ending after December 31, 1997 and before January 1, 1999.

          1.18 Section 6.2(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (f) Minimum Consolidated EBITDA. (a) For each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 1997, the Consolidated EBITDA shall equal or exceed zero; and (b) for each period of four consecutive fiscal quarters of the Borrower ending on a date during each period specified below, the Consolidated EBITDA of the Borrower shall equal or exceed the amount set forth below next to such period.

               Fiscal Quarter Ending              Amount
               ---------------------------        ----------
               On December 31, 1997               $8,800,000

               After December 31, 1997
               and prior to March 31, 1999        $6,500,000

               On and after March 31, 1999
               and prior to December 31, 1999     $9,000,000

               On and after December 31, 1999     $10,000,000

          1.19 Section 6.2(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (g)  Net Working Capital.  Consolidated Net Working
     Capital shall not on any date prior to January 31, 1999 be less than negative $1,000,000 and shall not any date on or after January 31, 1999 be less than $1.00.

          1.20 Schedule 2.1 of the Credit Agreement is hereby amended by deleting the amount "$3,000,000" contained therein and inserting in lieu thereof the amount "$3,150,000".

          1.21 Exhibit A to the Credit Agreement is hereby amended by inserting a new Exhibit A-6 immediately following
Exhibit A-5 in the form of Exhibit A hereto.

          1.22 The Credit Agreement is hereby amended by inserting a new Exhibit K immediately following Exhibit J thereto in the form of Exhibit B hereto.

          SECTION 2 Waiver and Consent. (a) Lender agrees to waive until December 31, 1998, any Default or Event of Default existing or arising under Section 6.2 of the Credit Agreement or the Amended Credit Agreement and any default or event of default arising under Sections 4.3.2, 6.5.1, 6.5.2, 6.5.3, 6.5.5, 6.5.6 and 6.5.7 of the BankBoston Credit Agreement which would otherwise result in a Default or Event of Default under the Amended Credit Agreement.

               (b)  Lender hereby consents to the terms and
conditions contained in the letter agreement dated as of April 15, 1998 among the Borrower, BankBoston, Lehman Commercial
Paper Inc. and Union Bank of California and to the transaction with Gary-Williams Energy Corporation contemplated thereby.

          SECTION 3 Representations and Warranties. The Borrower and each of the Guarantors represents and warrants to the Lender that (a) each representation and warranty set forth in Article V of the Credit Agreement is true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the date of the execution and delivery of this First Amendment by the Borrower and the Guarantors (and assuming the effectiveness hereof), with the same effect as if made on such date (except for any such representations and warranties which are made with respect to a specified date, which representations and warranties shall only be required to be true and correct as of such date); and (b) the execution and delivery by the Borrower and the Guarantors of this First Amendment and the performance by the Borrower and the Guarantors of their respective obligations under the Credit
Agreement, as amended hereby (as so amended, the "Amended Credit
Agreement"), (i) are within the corporate powers of the Borrower and Guarantors, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower and the Guarantors,
(iii) have received all necessary approvals and consents from any governmental authority and (iv) do not and will not contravene or conflict with, or result in or require the creation or imposition of any Lien under, any provision or requirements of law or of the certificate of incorporation or by-laws (or equivalent organizational or governing document) of the Borrower or any Guarantor or of any agreement, instrument, order or decree which is binding upon the Borrower of any Guarantor.

          SECTION 4 Effectiveness.  The amendments set forth in
Section 1 hereof shall become effective on such date (the "First
Amendment Effective Date") when the Lender shall have received all of the following:

                    (i)  Counterparts of this First Amendment
executed by a duly authorized officer of the Borrower and each of the Guarantors.

                    (ii) Payment of a commitment fee in the
amount of $50,000 which shall be payable in the form of an additional Series B-3 Term Loan.

                    (iii)     An executed Revolving Credit Note
in the form of Exhibit A hereto.

                    (iv) An executed Series B-3 Term Note in the form of Exhibit C hereto.

                    (v)  An opinion of Andrews & Kurth, LLP
counsel of the Borrower, substantially in the form of Attachment
I hereto.

                    (vi) Confirmation that the Borrower has paid to the Lender all reasonable expenses, fees and charges payable to the Lender's counsel, Paul, Weiss, Rifkind, Wharton &
Garrison.

                    (vii)     All documents the Lender may
reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this First Amendment, and any other matters relevant hereto, all in form and substance satisfactory to the Lender.

                    (viii)    Counterparts of the Consent and
Agreement, substantially in the form of Attachment II hereto, executed by a duly authorized officer of each of the Guarantors.

                    (ix) A duly executed copy of Amendment No. 1 to the BankBoston Credit Agreement in form and substance satisfactory to the Lender.

          SECTION 5 Conditions Subsequent.  On the Stage 3
Closing Date, the Borrower shall issue additional preferred stock in a face amount of $6,000,000 to Lender, the terms and conditions of which shall be in conformity with the New Unit A
Preferred Stock; provided, that, such preferred stock will be non-redeemable and have a dividend rate of 5% per annum;
provided, further, that the Borrower agrees to use reasonable efforts, if necessary, to amend the Restructuring Agreement to effectuate the transaction contemplated by this Section 5(a); it being understood, however, that the failure to amend the Restructuring Agreement will not relieve the Borrower of its obligation to issue such additional preferred stock. Breach of this provision shall result in an immediate Event of Default under the Amended Credit Agreement.

          SECTION 6 Guaranties.    Each of Pride SGP and the
Guarantors (other than Pride SGP) agrees that any existing
guaranties by the Guarantors of the Borrower's obligations with respect to the Pride SGP Securities are hereby terminated and of no further force or effect.

          SECTION 7      Miscellaneous.

          7.1  Continuing Effectiveness, etc.  The Credit
Agreement as hereby amended and all other Loan Documents are hereby ratified and confirmed in all respects. After the First
Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.
The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any Default or Event of Default.

          7.2 Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment.

          7.3 Governing Law. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of laws provisions thereof).

          7.4 Successors and Assigns. This First Amendment shall be binding upon the Borrower, the Guarantors, the Lender and their respective permitted successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Lender and their respective permitted successors and assigns.

          7.5  Further Assurances.      Each of the Borrower and
the Guarantors will, promptly upon the request of the Lender, from time to time execute, acknowledge and deliver, and file and record, all such agreements, documents, instruments and notices, and take all such action, as the Lender deems necessary or
advisable to carry out the intent and purposes of this First
Amendment and the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                              PRIDE COMPANIES, L.P.
                                By Pride Refining, Inc., its
                                Managing General Partner


                              By:____________________________
                              Name:
                              Title:


                              PRIDE REFINING, INC.


                              By:____________________________
                              Name:
                              Title:


                              PRIDE SGP, INC.


                              By:____________________________
                              Name:
                              Title:


                              PRIDE BORGER, INC.


                              By:____________________________
                              Name:
                              Title:


                              PRIDE MARKETING OF TEXAS
                              (CEDAR WIND), INC.


                              By:____________________________
                              Name:
                              Title:


                              DESULFUR PARTNERSHIP
                                by Pride Companies, L.P., its
                                General Partner, by Pride
                                Refining, Inc.,
                                its Manager General Partner


                              By:____________________________
                              Name:
                              Title:


                              and by Pride Marketing of Texas
                              (Cedar Wind), Inc., its General
                              Partner


                              By:____________________________
                              Name:
                              Title:


                              VARDE PARTNERS, INC., as lender


                              By:____________________________
                              Name:
                              Title:



                                                   Attachment I






                         Form of Opinion




                                                    Attachment II


                      CONSENT AND AGREEMENT


          Each of Pride Refining, Inc., Pride SGP, Inc., Desulfur
Partnership, Pride Marketing of Texas (Cedar Wind), Inc. and
Pride Borger, Inc. hereby consents to the provisions of this First Amendment and the transactions contemplated herein, and hereby ratifies and confirms the respective Third Restated
Guaranty Agreements, each dated as of December 30, 1997, made by it for the benefit of Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

Dated:  April 15, 1998

                         PRIDE REFINING, INC.


                         By:______________________________
                         Name:
                         Title:


                         PRIDE SGP, INC.


                         By:______________________________
                         Name:
                         Title:


                         DESULFER PARTNERSHIP


                         By:______________________________
                         Name:
                         Title:


                         PRIDE MARKETING OF TEXAS (CEDAR
                         WIND), INC.


                         By:______________________________
                         Name:
                         Title:


                         PRIDE BORGER, INC.


                         By:______________________________
                         Name:
                         Title:

                                                        EXHIBIT A



                      REVOLVING CREDIT NOTE



$2,000,000                                     New York, New York
                                                   April 15, 1998

          FOR VALUE RECEIVED, the undersigned, PRIDE COMPANIES,
L.P., a Delaware limited partnership (the "Borrower"), unconditionally promises to pay on the Revolving Credit
Termination Date (as defined in the Credit Agreement defined below) to the order of VARDE PARTNERS, INC. (the "Lender"), on the dates and in the manner set forth in sections 2.6 and 2.8 of the Credit Agreement, the lesser of (a) the principal amount of TWO MILLION DOLLARS ($2,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to section 2.2 of the Credit Agreement.
The Borrower further agrees to pay interest on the unpaid principal amount hereof on the dates and at the applicable rates per annum as provided in section 2.6(b) of the Credit Agreement until any such amount shall be due and payable (whether at the stated maturity, by acceleration or otherwise).

          The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure of the Lender to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit
Loans.

          This Note (a) is the Revolving Credit Note referred to in the Sixth Restated and Amended Credit Agreement, dated as of December 30, 1997 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), among the Borrower, Pride Refining, Inc., Pride SGP, Inc., Desulfur
Partnership, Pride Marketing of Texas (Cedar Wind), Inc., Pride
Borger, Inc. and the Lender, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit
Agreement. This Note is secured and guaranteed as provided in the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Credit Agreement.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest and all other notices of any kind.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
(WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).


                         PRIDE COMPANIES, L.P., a Delaware
                         limited partnership

                         By:  PRIDE REFINING, INC., a Texas
                              corporation, Managing General
                              Partner


                         By:
                              Dave Caddell
                              Vice President




                                                    SCHEDULE A to
                                            Revolving Credit Note


            LOAN REPAYMENTS OF REVOLVING CREDIT LOAN




                                                        EXHIBIT B





                           EXHIBIT "K"


                       NOTICE OF BORROWING



Varde Partners, Inc., as Lender
3600 West 80th Street
Suite 225
Minneapolis, Minnesota 55431

Ladies and Gentlemen:

     This Notice of Borrowing is delivered to you pursuant to
Section 2.4 of the Sixth Restated and Amended Credit Agreement, dated as of December 30, 1997, (as amended, amended and restated, supplemented or modified from time to time, the "Credit
Agreement") among Pride Companies, L.P. as borrower (the
"Borrower"), Pride Refining, Inc., Pride SGP, Inc., Desulfur
Partnership, Pride Marketing of Texas (Cedar Wind), Inc. and
Pride Borger, Inc. as guarantors and Varde Partners, Inc. as lender (the "Lender"); terms defined therein being used herein as therein defined.

     The Borrower hereby requests that a Revolving Credit Loan be made by the Lender in the aggregate principal amount of $_______ on _________ __, 19__.

     The Borrower hereby certifies that (i) the Borrower is and will be in compliance with all terms and provisions of the Credit
Agreement to be observed and performed, and the Borrower and each Guarantor is and will be in compliance with all terms and provisions to be observed and performed by either or both of them in each of the other Loan Documents, on and as of the date hereof and on and as of the date of the Borrowing of the Revolving
Credit Loan herein requested; (ii) on and as of the date hereof and immediately after giving effect to the Revolving Credit Loan herein requested, no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and
(iii) the representations and warranties of the Borrower or any of its Subsidiaries contained in the Credit Agreement or any of the other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects on and as of the date hereof and will be true and correct in all material respect on and as of the date of the Borrowing of the Revolving Credit Loan herein requested with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

     Attached hereto as Schedule I is a Borrowing Base
Certificate demonstrating the Borrower's ability to incur the Revolving Credit Loan herein requested.

     IN WITNESS WHEREOF, the Borrower has caused this Notice of Borrowing to be executed and delivered by a Financial Officer this ______ day of _____________, ____.


                         PRIDE COMPANIES, L.P., a
                           Delaware limited partnership

                              By: PRIDE REFINING, INC., a
                                   Texas Corporation, its
                                   Managing General Partner


                              By:____________________________
                              Name:
                              Title:



                                                       Schedule I
                                                               to
                                              Notice of Borrowing



                   BORROWING BASE CERTIFICATE


                                                        EXHIBIT C



                           SERIES B-3
                            TERM NOTE


$3,150,000                                     New York, New York
                                                   April 15, 1998

     FOR VALUE RECEIVED, the undersigned, PRIDE COMPANIES, L.P., a Delaware limited partnership (the "Borrower"), unconditionally promises to pay to the order of VARDE PARTNERS, INC. (the
"Lender"), on the dates and in the manner set forth in sections
2.6(a) and 2.8 of the Credit Agreement (as defined below), the lesser of (a) the principal amount of THREE MILLION ONE HUNDRED
FIFTY THOUSAND DOLLARS ($3,150,000) and (b) the aggregate unpaid principal amount of the Series B-3 Term Loan made by the Lender to the Borrower pursuant to section 2.1 of the Credit Agreement.
The Borrower further agrees to pay interest on the unpaid principal amount hereof on the dates and at the applicable rates per annum as provided in section 2.6(b) of the Credit Agreement until any such amount shall be due and payable (whether at the stated maturity, by acceleration or otherwise).

     The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of the Series B-3 Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure of the Lender to make any such endorsement shall not affect the obligations of the Borrower in respect of such Series B-3 Term
Loan.

     This Note (a) is the Series B-3 Term Note referred to in the Sixth Restated and Amended Credit Agreement, dated as of December 30, 1997 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), among the Borrower, Pride Refining, Inc., Pride SGP, Inc., Desulfur
Partnership, Pride Marketing of Texas (Cedar Wind), Inc., Pride
Borger, Inc. and the Lender, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit
Agreement. This Note is secured and guaranteed as provided in the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Credit Agreement.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest and all other notices of any kind.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
(WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).


                         PRIDE COMPANIES, L.P., a Delaware
                         limited partnership

                         By:  PRIDE REFINING, INC., a Texas
                              corporation, Managing General
                              Partner


                         By:
                              Dave Caddell
                              Vice President




                                                    SCHEDULE A to
                                             Series B-3 Term Note


             LOAN REPAYMENTS OF SERIES B-3 TERM LOAN

EXHIBIT 28.2

                      PRIDE COMPANIES, L.P.

            REVOLVING CREDIT AND TERM LOAN AGREEMENT

                         Amendment No. 1


     This Agreement, dated as of April 15, 1998, is among Pride
Companies, L.P., a Delaware limited partnership (the "Company"),
Pride SGP, Inc., a Texas corporation, Pride Refining, Inc., a
Texas corporation, Desulfur Partnership, a Texas general partnership, Pride Borger, Inc., a Delaware corporation, and Pride Marketing of Texas (Cedar Wind), Inc., a Texas corporation
(collectively, the "Pride Entities"), BankBoston, N.A., Lehman
Commercial Paper Inc. and Union Bank of California (collectively, the "Lenders"), BankBoston, N.A., as agent (the "Agent") for itself and the other Lenders, and Lehman Brothers Commercial
Paper Inc., as Documentation Agent (the "Documentation Agent") for itself and the other Lenders. The parties agree as follows:

1.  Reference to Credit Agreement; Background.

     1.1. Reference to Credit Agreement; Definitions. Reference is made to the Revolving Credit and Term Loan Agreement dated as of December 30, 1997 (the "Credit Agreement") among the Pride
Entities, the Lenders, the Agent and the Documentation Agent.
The Credit Agreement, as amended by the amendments set forth in
Section 2 hereof (the "Amendment"), is referred to as the "Amended Credit Agreement." Terms defined in the Amended Credit
Agreement and not otherwise defined herein are used herein with the meanings so defined.

     1.2.  Background.  The Company has requested that the Credit
Agreement be amended to cure certain existing and prospective
Defaults and for other purposes. The Lenders have agreed to such amendments on the conditions that BankBoston be released from any obligation to provide the Term Loan and on the other conditions set forth herein.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof and in reliance upon the representations and warranties set forth or incorporated by reference in Section
4 hereof, the Credit Agreement is amended as follows, effective as of December 31, 1997 (the "Amendment Closing Date").

     2.1.  The definition of "Consolidated EBITDA" set forth in
Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

          "Consolidated EBITDA" means, for any period, the gross revenues of the Company and its Subsidiaries from operations, determined in accordance with GAAP on a Consolidated basis, minus (a) the sum of (i) the cost of operations of the Company and its Subsidiaries for such period, determined in accordance with GAAP on a Consolidated basis, and (ii) the selling, general and administrative expenses of the Company and its Subsidiaries for such period, determined in accordance with GAAP on a Consolidated basis plus (b) all amounts included in clause (a) as deductions in respect of depreciation and amortization;
     provided, that for the purposes of calculating compliance with the provisions of Sections 6.5.1, 6.5.2 and 6.5.3 hereof (and for no other purpose of this Agreement) (1) the Consolidated EBITDA for each of the four consecutive fiscal quarters of the Company commencing January 1, 1997 and ending December 31, 1997 shall be assumed to be one-quarter of (x) the actual Consolidated EBITDA of the Company and its Subsidiaries for the fiscal year ended December 31, 1997 excluding (y) the lesser of the accrual taken in such fiscal year with respect to the Refinery conversion expenses or $1,800,000, (2) that any writedown on or prior to December
     31, 1998 of the Refinery assets associated with the Refinery conversion referred to in the proviso to clause (c) of the definition of "Consolidated Net Income" herein, to the extent that the same would reflect both a non-cash item and a reduction of Consolidated EBITDA, shall not be deducted in calculating Consolidated EBITDA, (3) that non-cash losses or gains realized on the sale of inventory layers (consisting of 625,367 barrels at a cost of $13.49/barrel or 118,012 barrels at a cost of $28.69/barrel) between March 1, 1998 and December 31, 1998 shall be added in the case of a loss, and subtracted in the case of a gain, in calculating
     Consolidated EBITDA, and (4) that to the extent that capitalized processing costs associated with refinery operations increase or decrease after December 31, 1997 such increase or decrease will be, respectively, subtracted or added in calculating Consolidated EBITDA.

     2.2. The definition of "Consolidated Excess Cash Flow" set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

          "Consolidated Excess Cash Flow" means, for any period, the total of: (a) Consolidated Operating Cash Flow, minus
     (b) Consolidated Debt Service (but in no event including contingent prepayments required by Section 4.3), minus (c)
     Discretionary Capital Expenditures (to the extent not financed by debt for borrowed money), plus or minus (d) other cash income or cash expense, respectively, to the extent not included in Section 4.3.3, 4.3.4 or 4.3.5 or in
     (a), (b) or (c) above but included in determining net income determined in accordance with GAAP.

     2.3. The definition of "Consolidated Net Income" set forth in Section 1.1 of the Credit Agreement is amended by deleting from paragraph (c) thereof the figure "$30,000,000" and substituting therefor the figure "$40,000,000".

     2.4. The definition of "Consolidated Operating Cash Flow" set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

          "Consolidated Operating Cash Flow" means, for any period, the remainder of Consolidated EBITDA for such period, minus the Non-Discretionary Capital Expenditures of the Company and its Subsidiaries for such period, minus the amounts of all taxes based upon or measured by net income paid or payable by the Company and its Subsidiaries for such period. For the purpose of determining Consolidated
     Operating Cash Flow, Non-Discretionary Capital Expenditures will be deemed to be $187,500 for each of the fiscal quarters ended March 31, June 30, September 30 and December
     31, 1997.

     2.5.  The definition of "Distribution" set forth in Section
1.1 of the Credit Agreement is amended by amending clause (iii) of the proviso thereto to read in its entirety as follows:

          (iii)  payments of interest and principal on the Varde
          Term Loan or the Varde Revolving Loan.

     2.6.  The definition of "SGP Securities" set forth in
Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

          "SGP Securities" means the Indebtedness of the Company to the Special General Partner and the Series E and F
     Preferred Units of the Company more fully described in
     Exhibit 5.1.9.

     2.7. The definition of "Varde Credit Agreement" set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

          "Varde Credit Agreement" means that certain Sixth
     Restated and Amended Credit Agreement dated as of December
     30, 1997, among the Company, the General Partners, Pride
     Borger, Inc., Desulfur Partnership, Pride Marketing of Texas
     (Cedar Wind), Inc. and Varde, as amended by Amendment No. 1 thereto dated as of April 15, 1998.

     2.8. Section 1.1 of the Credit Agreement is amended by adding the following definition in the appropriate alphabetical position:

          "Varde Revolving Loan" means, collectively, the revolving loans extended by Varde to the Company from time to time under the Varde Credit Agreement.

     2.9.  The definition of "Varde Securities" set forth in
Section 1.1 of the Credit Agreement is amended by amending clause
(i) thereof to read in its entirety as follows:

          (i)  the Indebtedness of the Company to Varde
     (excluding the Varde Term Loan, the Varde Revolving Loan and any interest accrued thereon)

     2.10.  Section 2.2 is deleted in its entirety.  The Term
Lender shall be under no obligation to advance the Term Loan.

     2.11.  Section 3.3.2 is deleted in its entirety.

     2.12. Section 4.3.2 of the Credit Agreement is amended to read in its entirety as follows:

          4.3.2. Excess Cash Flow. Within five Banking Days after the date annual financial statements have been (or are required to have been) furnished by the Company to the Lenders in accordance with Section 6.4.1, commencing with such financial statements for the fiscal year ending
     December 31, 1998, the Company shall pay to the Agent as a prepayment of the Term Loan, to be applied as provided in
     Section 4.6.2 (a) an amount equal to 100% of Consolidated
     Excess Cash Flow from its most recently completed fiscal year, but only until an aggregate of $1,500,000 of principal amount of the Term Loan shall have been prepaid under this
     Section 4.3.2 and Sections 4.3.3, 4.3.4 and 4.3.5 and then only so long as after giving effect to such payment the Maximum Amount of Revolving Credit Outstanding shall exceed by at least $1,000,000 the sum of the aggregate principal amount of loans made under Section 2.1.1 at the time outstanding plus the Letter of Credit Exposure at the time in effect, and (b) after an aggregate of $1,500,000 of principal amount of the Term Loan shall have been prepaid under this Section 4.3.2 and Sections 4.3.3, 4.3.4 and
     4.3.5, an amount equal to 75% of Consolidated Excess Cash
     Flow for its most recently completed fiscal year (or, if applicable, the portion of Consolidated Excess Cash Flow remaining after a payment on account of such year under the preceding clause (a)).

     2.13. Section 6.4.4(g) of the Credit Agreement is amended to read in its entirety as follows:

          (g) A borrowing base report substantially in the form of Exhibit 6.4.4 submitted to the Agent three times each month detailing the calculation of the Company's Borrowing
     Base. The first such report shall be dated as of the fifteenth (15th) of the month and delivered to the Agent within three Banking Days thereof; the second such report shall be dated at month end and be delivered to the Agent within three Banking Days thereof; and the third such report shall be dated at month end and be delivered within 30 days thereof (or, if such 30th day is not a Banking Day, the next succeeding Banking Day). Reports may be required more frequently as determined by the Agent.

     2.14. Section 6.5.1 of the Credit Agreement is amended to read in its entirety as follows:

          6.5.1. Leverage Ratio. The Leverage Ratio shall not on the last day of each fiscal quarter of the Company ending on a date during each period specified below exceed the percentage set forth in the table below next to such period.

             Fiscal Quarter Ending      Percentage
          --------------------------    ----------
          On December 31, 1997           350%

          On or after March 31, 1998     385%
          and prior to March 31, 1999

          On or after March 31, 1999     300%
          and prior to December 31, 1999

          On or after December 31, 1999  250%

     2.15. Section 6.5.2 of the Credit Agreement is amended to read in its entirety as follows:

          6.5.2. Consolidated Interest Coverage. For each period of four consecutive fiscal quarters of the Company ending on a date during each period specified below, the Consolidated Interest Coverage shall equal or exceed the percentage set forth in the table below next to such period, measured as of the last day of such period.

             Fiscal Quarter Ending      Percentage
          --------------------------    ----------
          On December 31, 1998            125%

          On or after March 31, 1999      175%
          and prior to December 31, 1999

          On or after December 31, 1999   200%
          and prior to December 31, 2000

          On or after December 31, 2000   225%
          and prior to December 31, 2001

          On or after December 31, 2001   250%

     2.16. Section 6.5.3 of the Credit Agreement is amended to read in its entirety as follows:

          6.5.3.  Consolidated Operating Cash Flow to
     Consolidated Debt Service. For each period of four consecutive fiscal quarters of the Company ending on a date during each period specified below, the Consolidated
     Operating Cash Flow shall equal or exceed the percentage of Consolidated Debt Service specified in the table below, measured as of the last day of such period.

             First Quarter Ending       Percentage
          ---------------------------   ----------
          On or after March 31, 1998       100%
          and prior to March 31, 1999

          On or after March 31, 1999       115%
          and prior to December 31, 1999

          On or after December 31, 1999    120%

     2.17. Section 6.5.5 of the Credit Agreement is amended to read in its entirety as follows:

          6.5.5. Minimum Consolidated EBITDA. (a) For each fiscal quarter of the Company, commencing with the fiscal quarter ending December 31, 1997, the Consolidated EBITDA shall equal or exceed zero; and (b) for each period of four consecutive fiscal quarters of the Company ending on a date during each period specified below, the Consolidated EBITDA of the Company shall equal or exceed the amount set forth below next to such period.

          Fiscal Quarter Ending                   Amount
          ---------------------                 ----------
          On December 31, 1997                  $8,800,000

          After December 31, 1997               $6,500,000
          and prior to March 31, 1999

          On and after March 31, 1999           $9,000,000
          and prior to December 31, 1999

          On and after December 31, 1999        $10,000,000

     2.18. Section 6.5.6 of the Credit Agreement is amended to read in its entirety as follows:

          6.5.6.  Net Working Capital.  Consolidated Net Working
     Capital shall not on any date prior to January 31, 1999 be less than negative $1,000,000 and shall not any date on or after January 31, 1999 be less than $1.00.

     2.19. Section 6.5.7 of the Credit Agreement is amended to read in its entirety as follows:

          6.5.7. Consolidated Net Worth. Consolidated Net Worth shall at all times on and after December 31, 1997 equal or exceed the sum of (a) negative $21,531,885 plus (b) the amount by which Consolidated Net Worth has been increased after December 31, 1997 as a result of capital contributions, the issuance of partnership units or other equity interests of the Company or any of its Subsidiaries, the issuance of warrants, options, or other rights to acquire such partnership units or other equity interests or the exercise of warrants, options or other rights or the conversion of securities into such partnership units or other equity interests, plus (c) 50% of Consolidated Net
     Income (if positive) for each fiscal quarter of the Company thereafter, plus (d) 100% of the Net Equity Proceeds realized by the Company after December 31, 1997, minus (e) the amount of any net deductions to Consolidated EBITDA described in clause (3) or (4) of the proviso to the definition of "Consolidated EBITDA" set forth in Section
     1.1, but only to the extent that such items account for negative Consolidated Net Income in any fiscal quarter ending after December 31, 1997 and before January 1, 1999.

     2.20. Section 6.6.10 of the Credit Agreement is amended to read in its entirety as follows:

          6.6.10. Indebtedness of the Obligors in respect of the Varde Term Loan, so long as the interest rate paid in cash on the Varde Term Loan is not in excess of the Eurodollar
     Rate plus 350 basis points (with the remainder to accrue as PIK Interest) for interest accruing through December 31, 1998 and that interest accruing on the Varde Term Loan shall not exceed the per annum rate of 11% in 1998, 13% in 1999, 15% in 2000, 17% in 2001 and 19% in 2002 (subject to reduction by 2% in each year after 1998 from and after the occurrence of the Stage 3 Closing Date); provided, that any PIK Interest accruing on the Varde Term Loan through
     December 31, 1998 may be paid in cash on or after such date.

     2.21. Section 6.6 of the Credit Agreement is further amended by adding thereto a new Section 6.6.15 reading in its entirety as follows:

          6.6.15. Indebtedness of the Obligors to Varde in respect of the Varde Revolving Loan, so long as the principal amount thereof at any time outstanding does not exceed $2,000,000, the per annum rate of interest thereon does not exceed 11% per annum and the stated maturity thereof is not earlier than January 1, 1999.

     2.22. Section 6.8.10 of the Credit Agreement is amended to read in its entirety as follows:

          6.8.10.  Liens securing the Varde Term Loan, the Varde
     Revolving Loan and the Varde Securities, so long as such Liens are subject to the Intercreditor Agreement.

     2.23. Section 6.13 of the Credit Agreement is amended to read in its entirety as follows:

          6.13.  Voluntary Prepayments of Other Indebtedness.
     Neither the Company nor any of its Subsidiaries shall make any voluntary prepayment (other than mandatory scheduled payments) of principal of or interest on any Financing Debt
     (other than the Varde Term Loan, the Varde Revolving Loan and the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Varde Term Loan, the Varde Revolving Loan and the Credit
     Obligations), except as permitted by Sections 4.3.5 and
     6.10.  The Company shall make no payment of principal
     (including accrued PIK Interest) on the Varde Term Loan except to the extent of payments permitted under Section
     4.3.5 and payments that otherwise would have been required to be applied to payment of the Term Loan (if, as is no longer the case, the Term Loan were to be advanced) under
     Section 4.2 (excluding payments due on or before December
     31, 1998) and Sections 4.3.2, 4.3.3 and 4.3.4.

3. Account Debtor Determination. The Company also requests, and subject to the terms and conditions hereof the Required Revolving
Lenders hereby agree, that until the Company shall receive written notice to the contrary from the Required Revolving
Lenders or the Agent acting on their behalf, each of the following shall be considered a "major oil company" for the purpose of the definition of "Pre-approved Receivables" set forth in Section 1.1 of the Credit Agreement:

     Amoco Canada
     Gary-Williams Energy Corporation
     Holly Corporation (Navajo Refining)
     Scurlock Permian (subsidiary of Ashland Corporation)
     NGC Oil Trading and Transportation

4. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, each of the Pride Entities jointly and severally represents and warrants to each of the Lenders that:

     4.1. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit
Document, nor the making of any borrowing under the Amended
Credit Agreement, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit
Security, nor the consummation of any transaction referred to in or contemplated by this Agreement, the Amended Credit Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement, the Amended Credit
Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

          (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any of the Pride Entities is a party or by which it is bound, or of the Charter or By-laws of any of the Pride Entities;

          (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any of the Pride Entities;

          (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit
     Security which secure the Credit Obligations and Liens permitted by Section 6.8 of the Amended Credit Agreement) upon any of the assets of any of the Pride Entities; or

          (d) any redemption, retirement or other repurchase obligation of any of the Pride Entities under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any of the Pride Entities in connection with the execution and delivery of this Agreement, the performance of this Agreement, the Amended
Credit Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing under the Amended Credit Agreement, the guaranteeing of the Credit
Obligations or the securing of the Credit Obligations with the Credit Security.

     4.2. Defaults. Immediately after giving effect to the Amendment, no Default shall exist.

     4.3.  Incorporation of Representations and Warranties of
Company. Immediately after giving effect to the Amendment, the representations and warranties set forth in Section 7 of the Amended Credit Agreement will be true and correct as if originally made on and as of the Amendment Closing Date (except to the extent of any representation or warranty which refers to a specific earlier date).

5. Conditions. The effectiveness of each of the amendments set forth in Section 2 hereof and the determination set forth in
Section 3 hereof shall be subject to the satisfaction of the following conditions:

     5.1. Officer's Certificate. The representations and warranties contained in Section 4 hereof shall be true and correct on and as of the Amendment Closing Date with the same force and effect as though originally made on and as of the Amendment Closing Date; immediately after giving effect to such amendments, no Default shall exist; no Material Adverse Change shall have occurred since December 30, 1997 except as previously disclosed by the Company in writing to the Lenders; and the Company shall have furnished to the Lenders on or before the Amendment Closing Date a certificate to these effects signed by a Financial Officer of the Company.

     5.2. Proper Proceedings. All proper proceedings shall have been taken by each of the Pride Entities to authorize this Agreement, the Amended Credit Agreement and the transactions contemplated hereby and thereby. On or before the Amendment
Closing Date, the Agent shall have received copies of all documents, including legal opinions of counsel and records of corporate proceedings which the Agent may have requested in connection therewith, such documents, where appropriate, to be certified by proper corporate or governmental authorities.

     5.3. Varde. Varde shall have consented to the terms and conditions of this Agreement and the Amended Credit Agreement, and the Varde Credit Agreement shall have been amended in a manner satisfactory in form and substance to the Required
Revolving Lenders which tracks the provisions of Section 2 hereof and which also provides, in documentation satisfactory in form and substance to the Required Revolving Lenders, for the following:

          (a) extension of the revolving line of credit contemplated by new Section 6.6.15 of the Credit Agreement;
     and

          (b) deferral of the amortization of the Varde term loan consistent with the amendment of Section 6.13 of the Credit Agreement provided for herein.

     5.4. Execution and Delivery. Each of the Pride Entities, the Lenders, the Agent and the Documentation Agent shall have executed and delivered this Agreement.

     5.5. Amendment Fee. The Company shall have paid to the Agent for distribution to the Revolving Lenders pro rata in proportion to their respective Revolving Commitments an amendment fee in the amount of $75,000.

     5.6. Expenses. The Company shall have paid to the Agent all reasonable expenses, fees and charges payable to the Agent's counsel, Ropes & Gray.

6. Further Assurances. The Company will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Agreement.
In addition, the parties agree to enter into a restatement of the Credit Agreement incorporating the amendments set forth in
Section 2 hereof and containing such additional provisions as shall be appropriate to reflect fully the termination of the commitment of the Term Lender to make the Term Loan. Such restatement shall be effected as soon as reasonably possible.

7.  General.  The Amended Credit Agreement and all of the other
Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Agreement and the Amended Credit
Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                              PRIDE COMPANIES, L.P.
                               by Pride Refining, Inc., its
                               Managing General Partner


                              By_____________________________
                                Title:


                              PRIDE REFINING, INC.


                              By ____________________________
                                Title:


                              PRIDE SGP, INC.


                              By ____________________________
                                Title:


                              PRIDE BORGER, INC.


                              By ____________________________
                                Title:


                              PRIDE MARKETING OF TEXAS (CEDAR
                              WIND), INC.


                              By ____________________________
                                Title:


                              DESULFUR PARTNERSHIP
                               by Pride Companies, L.P., its
                               General Partner,
                               by Pride Refining, Inc., its
                               Managing General Partner


                              By _____________________________
                                Title:

                               and by Pride Marketing of Texas
                                (Cedar Wind), Inc., its General
                                 Partner


                              By _____________________________
                                Title:


                              BANKBOSTON, N.A., for Itself and as
                              Agent


                              By _____________________________
                                Authorized Officer


                              LEHMAN COMMERCIAL PAPER INC., for
                               Itself and as Documentation Agent


                              By _____________________________
                                Authorized Officer


                              UNION BANK OF CALIFORNIA, N.A.


                              By ____________________________
                                Authorized Officer

Consented to:

VARDE PARTNERS, INC.


By _________________________________
     Authorized Officer


